Exhibit 99.2

                                                        FOR IMMEDIATE RELEASE
                                                        ------------------------
                                                        Thursday, April 20, 2006
                                                        7:30 AM CDT

                  BELO'S MONTHLY REVENUE AND STATISTICAL REPORT
                                   MARCH 2006

         DALLAS -- Belo Corp. (NYSE: BLC) issued today its statistical report for the month of March. Consolidated revenue for March increased 4.8 percent versus March of last year with increases in the Newspaper Group and the Television Group.

         Newspaper Group total revenue increased 6.2 percent for the month of March versus the prior year, with a 3.4 percent increase in advertising revenue. Advertising revenue increased 2.3 percent at The Dallas Morning News, 4.7 percent at The Providence Journal and 5.4 percent at The Press-Enterprise in Riverside.

         Television Group spot revenues increased 4.9 percent in March versus last year, with a 2.3 percent increase in local spot, a 3.8 percent increase in national spot, and $1.5 million in political revenue.

         At The Dallas Morning News, total revenue increased 8.3 percent in March versus last year, including an estimated $3 million in incremental circulation revenue associated with the implementation of the Circulation Review Team's recommended changes, primarily the move from a buy-sell arrangement to a fee-for-delivery distribution system. Advertising revenues, which were not affected by the increase in circulation revenue, increased 2.3 percent in March 2006 versus March 2005. The increase at The Dallas Morning News was led by a 22 percent increase in general full-run ROP revenue. Within general, significant increases were noted in the financial and media categories. Classified revenue at The Dallas Morning News increased 3.8 percent in March with a 13 percent increase in classified employment, a 5.3 percent increase in classified real estate and a 10 percent decrease in classified automotive. Retail full-run ROP revenue decreased 14 percent with weakness noted in the computers and grocery categories.

                                    - more -

BELO MONTHLY REVENUE AND
STATISTICAL REPORT MARCH 2006
PAGE TWO

         At The Providence Journal, advertising revenue increased 4.7 percent in March 2006 versus March 2005 with total revenue up 3.4 percent. Classified revenue increased 11 percent in March versus the prior year, led by a 47 percent increase in classified real estate.

         At The Press-Enterprise, advertising revenues increased 5.4 percent in March 2006 versus March 2005 with total revenue up 2.7 percent. Classified revenues increased 12 percent in March versus the prior year with classified real estate up 25 percent, classified employment up 10 percent and classified automotive down 6.4 percent.

ABOUT BELO

         Belo Corp. is one of the nation's largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with 7,700 employees and $1.5 billion in annual revenues, Belo operates in some of America's most dynamic markets in Texas, the Northwest, the Southwest, Rhode Island, and the Mid-Atlantic. Belo owns 19 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates seven cable news channels and manages one television station through a local marketing agreement. Belo's daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). The Company also publishes specialty publications targeting young adults and the fast-growing Hispanic market, including Quick and Al Dia in Dallas/Fort Worth, and El D and La Prensa in Riverside. Belo operates more than 30 Web sites associated with its operating companies. Additional information is available at www.belo.com or by contacting Carey Hendrickson, vice president/Investor Relations & Corporate Communications, at 214-977-6626.

     Statements in this communication concerning Belo's business outlook or future economic performance, anticipated profitability, revenues, expenses, capital expenditures, investments, future financings, or other financial and non-financial items that are not historical facts, are "forward-looking statements" as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

                                    - more -

BELO MONTHLY REVENUE AND
STATISTICAL REPORT MARCH 2006
PAGE THREE

         Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership, and audits and related actions (including the censure of The Dallas Morning News) by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; the recovery of the New Orleans market (where the Company owns and operates market-leading television station WWL-TV, the CBS affiliate) from the effects of Hurricane Katrina; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo's other public disclosures, and filings with the Securities and Exchange Commission ("SEC") including the Annual Report on Form 10-K.

                                      -30-


                                      BELO
                         MONTHLY REVENUE AND STATISTICS
                                   MARCH 2006

Revenue (Note 1):
(Dollars in thousands)

                                               March                            YTD
                                      -------------------               -------------------
                                        2006       2005      Change       2006       2005      Change
                                      --------   --------   --------    --------   --------   --------
  Number of Sundays                          4          4          -          13         13          -
Net Operating Revenues
  Television Group                      63,270     61,274        3.3%    174,692    161,146        8.4%
  Newspaper Group                       69,408     65,370        6.2%    197,031    188,005        4.8%
                                      --------   --------               --------   --------
  Total Net Operating Revenues         132,678    126,644        4.8%    371,723    349,151        6.5%
Television Group
  Spot Revenue                          57,921     55,228        4.9%    158,553    145,824        8.7%
  All Other Revenue                      5,349      6,046      -11.5%     16,140     15,321        5.3%
                                      --------   --------               --------   --------
  Total Television Group                63,270     61,274        3.3%    174,692    161,146        8.4%
Newspaper Group
  Ad Revenue                            56,465     54,611        3.4%    160,761    156,466        2.7%
  All Other Revenue                     12,943     10,759       20.3%     36,270     31,539       15.0%
                                      --------   --------               --------   --------
Total Newspaper Group                   69,408     65,370        6.2%    197,031    188,005        4.8%

    Supplemental Newspaper Advertising Revenue Data

                                                     March % Change                                   YTD % Change
                                      --------------------------------------------    --------------------------------------------
                                         DMN         PJ          PE        Group        DMN          PJ          PE        Group
                                      --------    --------    --------    --------    --------    --------    --------    --------
Retail Full Run ROP**                    -14.4%      -2.8%         2.5%       -9.0%       -8.4%       -1.7%       -5.8%       -6.1%
General Full Run ROP**                    21.6%     -37.2%       -16.0%        10.1%      11.1%      -29.7%      -18.4%        3.1%
Classified Total                           3.8%      11.4%        12.0%        7.3%        1.3%        7.8%        9.4%        4.5%
     Automotive                          -10.3%      -0.4%        -6.4%       -8.7%      -14.4%        1.4%       -0.9%      -10.8%
     Employment                           12.9%      -7.7%         9.5%        7.8%       13.8%       -5.6%       11.5%        8.9%
     Real Estate                           5.3%      46.7%        25.2%       19.4%        1.4%       25.6%       13.3%       10.1%
Total Advertising Revenue                  2.3%       4.7%         5.4%        3.4%        2.4%        3.9%        2.5%        2.7%

Note 1: Certain amounts have been reclassified to conform to the current year presentation.
* This segment includes Belo's television stations and cable news operations. ** Does not include internet-related revenue.
DMN - The Dallas Morning News
PJ - The Providence Journal
PE - The Press-Enterprise

    Linage (Note 1):

                                             March                              YTD
                                      -------------------               -------------------
                                        2006       2005      Change       2006       2005      Change
                                      --------   --------   --------    --------   --------   --------
  Number of Sundays                          4          4          -          13         13          -
FULL RUN ROP
(Measured in six-column SAU inches)
The Dallas Morning News (Note 2)
  Retail                                68,102     79,582      -14.4%    190,305    227,063      -16.2%
  General                               22,826     22,289        2.4%     61,697     66,975       -7.9%
  Classified                           116,017    122,292       -5.1%    337,685    350,884       -3.8%
                                      --------   --------               --------   --------
TOTAL                                  206,944    224,163       -7.7%    589,686    644,922       -8.6%

The Providence Journal
  Retail                                41,958     50,612      -17.1%    140,194    144,026       -2.7%
  General                                2,867      4,584      -37.5%      8,650     13,762      -37.1%
  Classified                            38,373     38,666       -0.8%    108,938    113,322       -3.9%
                                      --------   --------               --------   --------
TOTAL                                   83,198     93,862      -11.4%    257,782    271,110       -4.9%

The Press-Enterprise
  Retail                                22,744     24,756       -8.1%     66,153     75,291      -12.1%
  General                                9,486     11,420      -16.9%     26,687     32,885      -18.8%
  Classified                            83,571     78,208        6.9%    235,665    227,346        3.7%
                                      --------   --------               --------   --------
TOTAL                                  115,801    114,384        1.2%    328,505    335,522       -2.1%

Note 1: Certain amounts have been reclassified to conform to the current year presentation.

Note 2: Linage is for The Dallas Morning News newspaper only. Linage for the Denton Record-Chronicle, Al Dia, and Quick is not included due to the difference in their circulation versus The Dallas Morning News.

Source: Internal Records